UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2017

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing that Lexaria is being featured on CEO Clips airing on BNN. CEO Clips profiles is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 8.01	Other Events

On January 31, 2017 Lexaria Bioscience Corp. (the “Company” or “Lexaria”) announced that it is currently being featured on CEO Clips airing on BNN. CEO Clips profiles some of the most innovative publicly traded companies in North America and is currently featuring a 15 second clip about Lexaria.

BTV has also produced a CEO clip with Company President John Docherty introducing Lexaria’s technology. It has been posted on the Thomson Reuters Insider Network where it can be viewed by over 80,000 financial professionals.

Lexaria has separately engaged SJF Communications for a 3-month social media campaign designed to distribute Lexaria information to as wide a network as possible. SJF Communications owns @CanadaPotStocks and is a top influencer with over 18,000 followers on Twitter and is considered a leading source for information & opportunity in the emerging legal cannabis sector.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:	February 6, 2017